EXHIBIT 10.29

WEINGARTEN REALTY RETIREMENT PLAN

April 1, 2002 Restatement

TABLE OF CONTENTS

PREAMBLE

ARTICLE I
DEFINITIONS

1.1	Plan Definitions	2
1.2	Construction	10

ARTICLE II
HOURS OF SERVICE

2.1	Crediting of Hours of Service	11
2.2	Hours of Service Equivalencies	12
2.3	Determination of Non-Duty Hours of Service	13
2.4	Allocation of Hours of Service to Service Computation Periods	14
2.5	Department of Labor Rules	14

ARTICLE III
SERVICE & CREDITED SERVICE

3.1	Service and Credited Service Prior to January 1, 2002	15
3.2	Service and Credited Service On or After January 1, 2002	15
3.3	Transfers	15
3.4	Retirement or Termination and Reemployment	16
3.5	Finality of Determinations	16

ARTICLE IV
ELIGIBILITY FOR PARTICIPATION

4.1	Participation	18
4.2	Termination of Participation	18
4.3	Participation Upon Reemployment	18
4.4	Finality of Determinations	18

ARTICLE V
NORMAL RETIREMENT

5.1	Eligibility	19
5.2	Regular Benefit Amount	19
5.3	Minimum Benefit Amount	20
5.4	401(a)(17) Fresh Start Adjustments	20

i

5.5	Payment	21
5.6	Opening Balance	21
5.7	Interest Credits	21
5.8	Service Credits	22

ARTICLE VI
EARLY RETIREMENT

6.1	Eligibility	23
6.2	Amount	23
6.3	Payment	23

ARTICLE VII
VESTED RIGHTS

7.1	Vesting	24
7.2	Eligibility for Deferred Vested Retirement Benefit	25
7.3	Amount of Deferred Vested Retirement Benefit	25
7.4	Payment	25
7.5	Immediate Commencement Option for Small Benefits	25
7.6	Election of Former Vesting Schedule	26

ARTICLE VIII
DISABILITY RETIREMENT BENEFIT

8.1	Eligibility	27
8.2	Amount	27
8.3	Special Rules for Calculating Disability Retirement Benefit	27
8.4	Payment	27

ARTICLE IX
FORMS OF PAYMENT

9.1	Normal Form of Payment	28
9.2	Optional Forms of Payment	29
9.3	Designation of Beneficiary and Beneficiary in Absence of Designated Beneficiary	31
9.4	Notice Regarding Forms of Payment	32
9.5	Election Period	32
9.6	Spousal Consent Requirements	33
9.7	Death Prior to Annuity Starting Date	34
9.8	Effect of Reemployment on Form of Payment	34

ARTICLE X
SURVIVOR BENEFITS

10.1	Eligibility for Qualified Preretirement Survivor Annuity	35
10.2	Amount of Qualified Preretirement Survivor Annuity	35
10.3	Enhanced Qualified Preretirement Survivor Annuity	36
10.4	Payment of Qualified Preretirement Survivor Annuity	36
10.5	Non-Spouse Survivor Annuity	36

ARTICLE XI
GENERAL PROVISIONS & LIMITATIONS

11.1	Suspension of Benefits	38
11.2	Non-Alienation of Retirement Rights or Benefits	38
11.3	Payment of Benefits to Others	38
11.4	Payment of Small Benefits; Deemed Cashout	38
11.5	Direct Rollovers	39
11.6	Limitations on Commencement	40

ARTICLE XII
MAXIMUM RETIREMENT BENEFITS

12.1	Applicability	42
12.2	Definitions	42
12.3	Maximum Limitation on Annual Benefits	44
12.4	Exceptions	44
12.5	Manner of Reduction	44

ARTICLE XIII
PENSION FUND

13.1	Pension Fund	46
13.2	Contributions by the Employers	46
13.3	Expenses of the Plan	46
13.4	No Reversion	46
13.5	Forfeitures Not to Increase Benefits	47
13.6	Change of Funding Medium	47

ARTICLE XIV
ADMINISTRATION

14.1	Authority of the Sponsor	48
14.2	Action of the Sponsor	48
14.3	Claims Review Procedure	49

14.4	Qualified Domestic Relations Orders	50
14.5	Indemnification	50
14.6	Actions Binding	50

ARTICLE XV
ADOPTION BY OTHER ENTITIES

15.1	Adoption by Affiliated Companies	51
15.2	Effective Plan Provisions	51

ARTICLE XVI
AMENDMENT & TERMINATION OF PLAN

16.1	Sponsor's Right of Amendment	52
16.2	Termination of the Plan	52
16.3	Adjustment of Allocation	53
16.4	Assets Insufficient for Allocation	53
16.5	Assets Insufficient for Allocation Under Paragraph (c) of Section 16.2	54
16.6	Allocations Resulting in Discrimination	54
16.7	Residual Assets	54
16.8	Meanings of Terms	54
16.9	Payments by the Funding Agent	55
16.10	Residual Assets Distributable to the Employers	55
16.11	Withdrawal of an Employer	55

ARTICLE XVII
MISCELLANEOUS

17.1	No Commitment as to Employment	56
17.2	Claims of Other Persons	56
17.3	Governing Law	56
17.4	Nonforfeitability of Benefits Upon Termination or Partial Termination	56
17.5	Merger, Consolidation, or Transfer of Plan Assets	56
17.6	Funding Agreement	57
17.7	Benefit Offsets for Overpayments	57
17.8	Internal Revenue Requirements	57
17.9	Overall Permitted Disparity Limits	58
17.10	Veterans Reemployment Rights	58

ARTICLE XVIII
TOP-HEAVY PROVISIONS

18.1	Top-Heavy Plan Definitions	59
18.2	Applicability of Top-Heavy Plan Provisions	61

18.3	Top-Heavy Vesting	61
18.4	Minimum Top-Heavy Benefit	62

v

PREAMBLE

The Weingarten Realty Retirement Plan, originally effective as of May 24, 1980, as maintained under an amendment and restatement made effective as of January 1, 2000, was frozen effective December 31, 2001. Effective April 1, 2002, the Plan is amended and restated in its entirety as a cash balance plan. Grandfathered Participants shall not participate in the cash balance provisions of the Plan, but shall continue to accrue benefits in accordance with the provisions of the Plan as in effect prior to January 1, 2002, as reflected in this amendment and restatement.

The Plan, as amended and restated hereby, is intended to qualify as a defined benefit pension plan under Code Section 401(a). The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Except as otherwise specifically provided in the Plan, this amended and restated Plan shall be effective as of April 1, 2002, and the rights of any person who did not have an Hour of Service under the Plan on or after April 1, 2002, shall generally be determined in accordance with the terms of the Plan as in effect on the date for which he was last credited with an Hour of Service. In no event shall a Participant who retired or otherwise terminated employment during the period beginning January 2, 2002 and ending close of business March 31, 2002 (the "Freeze Period") accrue benefits under the Plan for employment during the Freeze Period.

Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Accrued Benefit under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his Accrued Benefit on the day immediately preceding the effective date.

ARTICLE I
DEFINITIONS

1.1	Plan Definitions

As used herein, the following words and phrases, when they appear with initial letters capitalized as indicated below, have the meanings hereinafter set forth:

(a)	An "Active Participant" means a Participant who is accruing Credited Service under the Plan in accordance with the provisions of Article III.

(b)	A Participant's "Accrued Benefit" as of any date means the following:

(1)
For a Grandfathered Participant, the portion of his monthly normal retirement benefit accrued as of that date determined as provided in Article V, based on his years of Credited Service and his Average Annual Earnings determined as of that date.

(2)
For a Cash Balance Participant, his Frozen Accrued Benefit or his Cash Balance Account as of that date; provided, however, that if the Participant has not attained Normal Retirement Date, the value of his Cash Balance Account shall be determined assuming Interest Credits continue to accrue on such account until his Normal Retirement Date at the rate in effect under Section 5.7.

(c)
The "Actuarial Equivalent" of a value means the actuarial equivalent determined using the following factors (i) the table prescribed by the Secretary of the Treasury, which shall be based on the prevailing commissioners' standard table, described in Code Section 807(d)(5)(A), used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)) and (ii) the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the Plan Year in which the distribution is made. Effective for distributions with an Annuity Starting Date on or after December 31, 2002, the table described in (i) shall be the table set forth in Revenue Ruling 2001-62.

For purposes of determining the present value of a Cash Balance Participant's Frozen Accrued Benefit or a Grandfathered Participant's Accrued Benefit, present value for a Participant who has reached Normal Retirement Date shall be calculated based on the immediate annuity payable to the Participant as of his Annuity Starting Date. For a Participant who has not yet reached Normal Retirement Date at the time such present value is being determined, the present value shall be calculated based on a deferred annuity payable commencing at Normal Retirement Date. For purposes of this paragraph, immediate and deferred annuities will be in the normal form applicable to unmarried Participants under Section 9.1 of the Plan.

(d)
The "Actuary" means an independent actuary selected by the Sponsor, who is an enrolled actuary as defined in Code Section 7701(a)(35), or a firm or corporation of actuaries having such a person on its staff, which person, firm, or corporation is to serve as the actuarial consultant for the Plan.

(e)	The "Administrator" means the Sponsor unless the Sponsor designates another person or persons to act as such.

(f)	An "Affiliated Company" means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414.

(g)
A Participant's, or Beneficiary's, if the Participant has died, "Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or, in the case of a single sum payment, the first day on which all events have occurred which entitle the Participant, or his Beneficiary, if applicable, to such benefit.

If a Participant whose Annuity Starting Date has occurred is reemployed by an Employer or an Affiliated Company resulting in a suspension of benefits in accordance with the provisions of Section 11.1, for purposes of determining the form of payment of such Participant's benefit upon his subsequent retirement, such prior Annuity Starting Date shall apply to benefits accrued prior to the Participant's reemployment. Such prior Annuity Starting Date shall also apply to benefits accrued following the Participant's reemployment if such prior Annuity Starting Date occurred on or after the Participant's Normal Retirement Date. Such prior Annuity Starting Date shall not apply to benefits accrued following the Participant's reemployment if such prior Annuity Starting Date occurred prior to the Participant's Normal Retirement Date.

(h)
A Grandfathered Participant's "Average Annual Earnings" means his highest average annual Earnings received for any five consecutive Earnings Computation Periods (or the Grandfathered Participant's period of employment, if shorter) during the ten consecutive Earnings Computation Periods immediately preceding the date the Grandfathered Participant's employment terminates.

If a Grandfathered Participant is credited with less than a full year of Credited Service for any Earnings Computation Period, his Earnings for such Earnings Computation Period shall be annualized for purposes of determining his Average Annual Earnings by multiplying his actual Earnings for such Earnings Computation Period by the ratio that 2080 bears to the number of Hours of Service credited to the Grandfathered Participant for the Earnings Computation Period.

The Average Annual Earnings of a Grandfathered Participant who becomes Disabled shall be determined assuming the Grandfathered Participant continues to receive Earnings during the period he is Disabled, but has not commenced retirement benefit payments under the Plan, at the rate in effect for such Grandfathered Participant immediately prior to the date he became Disabled, adjusted as provided in the preceding paragraph to reflect full-time employment.

(i)	A Participant's "Beneficiary" means any beneficiary who is entitled to receive a benefit under the Plan upon the death of the Participant.

(j)
A "Break in Service" with respect to any Employee means any Service Computation Period during which he completes fewer than 501 Hours of Service, except that no Employee shall incur a Break in Service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer pursuant to its uniform leave policy, if his employment is not otherwise terminated during the period of such absence.

(k)
A "Cash Balance Account" means the account maintained for a Cash Balance Participant that includes his Opening Account Balance, determined as provided in Section 5.6, any Service Credits credited to his account as provided in Section 5.8, and the Interest Credits credited to his account as provided in Section 5.7.

(l)	A "Cash Balance Participant" means a Participant who is an Active Participant on or after April 1, 2002 and who is not a Grandfathered Participant.

(m)
The "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section shall include (i) such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section and (ii) all rulings, regulations, notices, announcements, and other pronouncements issued by the U.S. Treasury Department, the Internal Revenue Service, and any court of competent jurisdiction that relate to such section.

(n)
A Participant's "Credited Service" means his period of service for purposes of determining the amount of any benefit for which he is eligible under the Plan, as computed in accordance with the provisions of Article III.

(o)
"Disabled" means a Grandfathered Participant can no longer continue in the service of his employer because of a mental or physical condition that is likely to result in death or is expected to continue for a period of at least six months. A Grandfathered Participant shall be considered Disabled only if (i) he has completed at least ten years of Service at the time his active service ceases and (ii) he is eligible to receive a disability benefit under the terms of the Social Security Act.

(p)
The "Earnings" of a Participant for any Earnings Computation Period means the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such Earnings Computation Period for services as an Employee for which his Employer is required to furnish the Participant a written statement under Code Sections 6041(d) and 6051(a)(3) (commonly referred to as W-2 earnings).

In addition to the foregoing, Earnings include any amount that would have been included in the foregoing description, but for the Participant's election to defer payment of such amount under Code Section 125, 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) and certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions.

In no event, however, shall the Earnings of a Participant taken into account under the Plan for any Earnings Computation Period exceed (1) $200,000 for Earnings Computation Periods beginning before January 1, 1994, or (2) $150,000 for Earnings Computation Periods beginning on or after January 1, 1994. The limitations set forth in the preceding sentence shall be subject to adjustment annually as provided in Code Section 401(a)(17)(B) and Code Section 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Earnings Computation Periods beginning in such calendar year.

Notwithstanding the provisions of the preceding paragraph, effective for Plan Years beginning on and after January 1, 2002, the annual Earnings of each Participant, who is credited with an hour of service on or after January 1, 2002, to be taken into account in determining benefit accruals shall be subject to the following limits (rather than the limits described above):

(1)
with respect to any Earnings Computation Period beginning on and after January 1, 2002, annual Earnings shall not exceed $200,000 (adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B)). The cost-of-living adjustment in effect for a calendar year applies to annual Earnings for the Earnings Computation Period that begins with or within such calendar year.

(2)	with respect to any Earnings Computation Period beginning prior to January 1, 2002, annual Earnings shall be limited to $200,000.

Earnings received by a Participant during the Freeze Period shall be included in his Earnings for the 2002 Earnings Computation Period only if such Participant was actively employed as an Employee on April 1, 2002.

(q)	An "Earnings Computation Period" means each calendar year.

(r)	An "Employee" means any employee of an Employer.

Notwithstanding the foregoing, the term "Employee" shall not include the following:

(1)	any nonresident alien who does not receive United States source income.

(2)	any person covered by a collective bargaining agreement between employee representatives and the Employer.

Any "leased employee," other than an excludable leased employee, shall be treated as an employee of an Employer or any other Affiliated Company for all purposes of the Plan, including benefit accrual; provided, however, that contributions to a qualified plan made on behalf of a leased employee by the leasing organization that are attributable to services for the Employer shall be treated as having been made by the Employer and there shall be no duplication of benefits under this Plan.

A "leased employee" means any person who performs services for an Employer or an Affiliated Company (the "recipient") (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are performed under the primary direction or control of the recipient. An "excludable leased employee" means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

(s)	An "Employer" means the Sponsor and any entity which has adopted the Plan as may be provided under Article XV.

(t)	An "Entry Date" means each day of the Plan Year.

(u)	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

(v)	The "Freeze Period" means the period beginning January 2, 2002 and ending on the close of business March 31, 2002.

(w)	A Cash Balance Participant's "Frozen Accrued Benefit" means his benefit accrued as of January 1, 2002 under the terms of the Plan in effect on that date.

(x)
The "Funding Agent" means the person or persons which at the time shall be designated, qualified, and acting under the Funding Agreement and shall include (i) any trustee for a trust established pursuant to the Funding Agreement, (ii) any insurance company that issues an annuity or insurance contract pursuant to the Funding Agreement, or (iii) any person holding assets in a custodial account pursuant to the Funding Agreement. The Sponsor may designate a person or persons other than the Funding Agent to perform any responsibilities of the Funding Agent under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Funding Agent shall not be liable for the performance of such person in carrying out such responsibilities except as otherwise provided by ERISA. The term Funding Agent shall include any delegate of the Funding Agent as may be provided in the Funding Agreement.

(y)
The "Funding Agreement" means the agreement entered into between the Sponsor and the Funding Agent relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a trust, a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets; provided, however, that any custodial account or contract established hereunder meets the requirements of Code Section 401(f).

(z)	A "Grandfathered Participant" means any Participant who was born prior to January 1, 1952, was hired by an Employer prior to January 1, 1997, and was an active Employee on April 1, 2002.

(aa)	A "Highly Compensated Employee" means any Employee or former Employee who is a highly compensated active employee or a highly compensated former employee as defined hereunder.

A "highly compensated active employee" includes any Employee who performs services for an Employer or any Affiliated Company during the Plan Year and who (i) was a five percent owner at any time during the Plan Year or the look back year or (ii) received compensation from the Employers and Affiliated Companies during the look back year in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)). The dollar amount in (ii) shall be pro-rated for any Plan Year of fewer than 12 months.

A "highly compensated former employee" includes any Employee who (i) separated from service from an Employer and all Affiliated Companies (or is deemed to have separated from service from an Employer and all Affiliated Companies) prior to the Plan Year, (ii) performed no services for an Employer or any Affiliated Company during the Plan Year, and (iii) for either the separation year or any Plan Year ending on or after the date the Employee attains age 55, was a highly compensated active employee, as determined under the rules in effect under Code Section 414(q) for such year.

The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

(1)	An employee's "compensation" means compensation as defined in Code Section 415(c)(3) and regulations issued thereunder.

(2)	The "look back year" means the 12-month period immediately preceding the Plan Year.

(bb)	An "Hour of Service" with respect to any Employee means an hour which is determined and credited as such in accordance with the provisions of Article II.

(cc)	An "Interest Credit" means the amount credited to a Cash Balance Participant's Cash Balance Account each Plan Year as provided in Section 5.8 of the Plan.

(dd)
A Participant's "Normal Retirement Date" means, for purposes of benefit eligibility, the date he attains age 65 and for all other purposes, the first day of the month coinciding with or immediately following such date.

(ee)	A Cash Balance Participant's "Opening Balance" means the initial amount, if any, credited to his Cash Balance Account upon the conversion of the Plan to a cash balance plan as of April 1, 2002.

(ff)
A "Participant" means any person who becomes eligible to participate in the Plan in accordance with the provisions of Article IV and who retains an Accrued Benefit under the Plan. The term Participant includes both Cash Balance Participants and Grandfathered Participants.

(gg)	The "Pension Fund" means the fund or funds maintained under the Funding Agreement for purposes of accumulating contributions made by the Employers and paying benefits under the Plan.

(hh)
The "Plan" means this Weingarten Realty Retirement Plan, established effective May 24, 1980, as amended and restated by this instrument, with all amendments, modifications, and supplements hereafter made.

(ii)
A "Plan Year" means the following: (i) for periods prior to December 1, 1992, the 12-consecutive-month period ending each November 30; (ii) the period beginning December 1, 1992 and ending December 31, 1992; and (iii) each 12-consecutive-month period ending December 31 thereafter.

(jj)
A "Qualified Joint and Survivor Annuity" is an immediate annuity payable to the Participant for his life with a survivor benefit payable upon the death of the Participant to the Participant's Spouse (determined as of his Annuity Starting Date) for the remainder of such Spouse's lifetime. The amount of the survivor benefit payable under a Qualified Joint and Survivor Annuity shall be equal to at least 50 percent of the amount the Participant was receiving on his date of death.

(kk)	A "Qualified Preretirement Survivor Annuity" is an annuity payable to the surviving Spouse of a Participant for such Spouse's life as provided in Article X.

(ll)
A Participant's "Required Beginning Date" means the April 1 following the calendar year in which occurs the later of the Participant's (i) attainment of age 70 1/2 or (ii) the date the Participant retires; provided, however, that clause (ii) shall not apply to a Participant who is a five percent owner, as defined in Code Section 416(i), with respect to the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a five percent owner hereunder shall not be redetermined if the Participant ceases to be a five percent owner with respect to any subsequent Plan Year.

(mm)	A Participant's "Service" means his period of service for purposes of determining his eligibility for a benefit under the Plan, as computed in accordance with the provisions of Article III.

(nn)	A "Service Computation Period" means the 12-month period used for determining an Employee's years of Service and years of Credited Service.

The Service Computation Period for determining an Employee's years of Service and years of Credited Service is the Plan Year.

(oo)	A "Service Credit" means the amount credited to the Cash Balance Account of any Cash

Balance Participant who accrues Credited Service for the Plan Year, determined as provided in Section 5.8 of the Plan.

(pp)
A Grandfathered Participant's "Social Security Benefit" means the amount that would be payable to the Grandfathered Participant at Social Security normal retirement age as a monthly old age benefit for the Grandfathered Participant under the Federal Social Security Act (exclusive of benefits for the Grandfathered Participant's relatives or dependents), whether or not payment is actually made because such amount is delayed, suspended, or forfeited because of failure to apply, other work, or any other reason. For purposes of determining a Grandfathered Participant's Social Security Benefit, the Grandfathered Participant's salary history shall be estimated applying a salary scale, projected backwards, to the Grandfathered Participant's earnings at termination of employment, retirement, or, if the Grandfathered Participant continues employment after his Normal Retirement Date, Normal Retirement Date, as applicable, unless the Grandfathered Participant provides the Administrator with his actual earnings history within a reasonable period of time following notification of his right to provide such history and the consequences of failing to do so. If the Grandfathered Participant provides his actual earnings history, such history shall be used for the years for which it is supplied and the projection shall be used for all years for which the history is not supplied. The salary scale used for projecting earnings shall be the actual change in average wages from year to year, as determined by the Social Security Administration. Within a reasonable period of time before a Grandfathered Participant's Annuity Starting Date, the Administrator shall notify the Grandfathered Participant of his right to provide his actual earnings history and the consequences of doing so or failing to do so.

(qq)	The "Sponsor" means Weingarten Realty Investors, and any successor thereto.

(rr)	A Participant's "Spouse" means the person who is the Participant's lawful spouse.

1.2	Construction

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II
HOURS OF SERVICE

2.1	Crediting of Hours of Service

An Employee shall be credited with an Hour of Service under the Plan for:

(a)
Each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer as an Employee; provided, however, that hours paid for at a premium rate shall be treated as straight-time hours.

(b)
Each hour for which he is paid, or entitled to payment, by an Employer on account of a period of time during which no duties as an Employee are performed (irrespective of whether he remains an Employee) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, up to a maximum of eight hours per day and 40 hours per week; provided, however, that no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Service Computation Period); provided, further, that no Hours of Service shall be credited for payment which is made or due under a program maintained solely for the purpose of complying with applicable Workers' Compensation, unemployment compensation, or disability insurance laws; and provided, further, that no Hours of Service shall be credited to an Employee for payment which is made or due solely as reimbursement for medical or medically related expenses incurred by him.

(c)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer; provided, however, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods of employment or absence from employment described in any other paragraph of this Section shall be subject to the limitations set forth therein and, if applicable, in Section 2.4.

(d)
With respect only to an Employee who is a Grandfathered Participant, each hour for which he would have been scheduled to work for an Employer during the period of time he is absent from work because of Disability, determined based on the work schedule in effect for such Employee immediately prior to the date he became Disabled; provided, however, that Hours of Service shall be credited hereunder only until the earlier of the Employee's Annuity Starting Date or his Normal Retirement Date.

(e)
Each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of service with the armed forces of the United States, up to a maximum of eight hours per day and 40 hours per week, but only if he is eligible for reemployment rights under the Uniformed Services Employment and

Reemployment Rights Act of 1994 and he returns to work with an Employer within the period during which he retains such reemployment rights.

(f)
Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would have been scheduled to work for an Employer during the period of time that he is absent from work because of the birth of a child, pregnancy, the adoption of a child, or the caring for a child for the period beginning following the birth or adoption of such child, up to a maximum of eight hours per day and 40 hours per week so that, when added to Hours of Service credited under any other paragraph of this Section, he shall be credited with not fewer than 501 total Hours of Service under the Plan for the Service Computation Period in which his absence commenced or the immediately following Service Computation Period; provided, however, that he shall be credited with Hours of Service under this paragraph for the Service Computation Period in which his absence from employment commenced only if necessary to prevent a Break in Service; and provided, further, that he shall be credited with Hours of Service under this paragraph for the Service Computation Period immediately following the Service Computation Period in which his absence from employment commenced only if he is not credited with Hours of Service under this paragraph for the Service Computation Period in which his absence from employment commenced.

(g)
Solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would be scheduled to work for an Employer during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an Employee under this paragraph if the Employee fails to return to employment with an Employer following such leave.

Notwithstanding anything to the contrary contained in this Section, no more than one Hour of Service shall be credited to an Employee for any one hour of his employment or absence from employment.

2.2	Hours of Service Equivalencies

Notwithstanding any other provision of the Plan to the contrary, an Employer may elect to credit Hours of Service to its Employees in accordance with one or more of the following equivalencies, and if an Employer does not maintain records that accurately reflect actual hours of service, such Employer shall credit Hours of Service to its Employee in accordance with one or more of the following equivalencies:

(a)	If the Employer maintains its records on the basis of days worked, an Employee shall be credited with ten Hours of Service for each day on which he performs an Hour of Service.

(b)	If the Employer maintains its records on the basis of weeks worked, an Employee shall be credited with 45 Hours of Service for each week in which he performs an Hour of Service.

(c)
If the Employer maintains its records on the basis of semi-monthly payroll periods, an Employee shall be credited with 95 Hours of Service for each semi-monthly payroll period in which he performs an Hour of Service.

(d)	If the Employer maintains its records on the basis of months worked, an Employee shall be credited with 190 Hours of Service for each month in which he performs an Hour of Service.

2.3	Determination of Non-Duty Hours of Service

In the case of a payment which is made or due from an Employer on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service, or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period during which an Employee performs no duties, the number of Hours of Service to be credited shall be determined as follows:

(a)
In the case of a payment made or due which is calculated on the basis of units of time, such as hours, days, weeks, or months, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated.

(b)
In the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee's most recent hourly rate of compensation immediately prior to the period to which the payment relates.

(c)
Notwithstanding the provisions of paragraphs (a) and (b), no Employee shall be credited on account of a period during which no duties are performed with a number of Hours of Service that is greater than the number of regularly scheduled working hours during such period.

(d)
If an Employee is without a regular work schedule, the number of "regularly scheduled working hours" shall mean the average number of hours worked by Employees in the same job classification during the period to which the payment relates, or if there are no other Employees in the same job classification, the average number of hours worked by the Employee during an equivalent, representative period.

For the purpose of crediting Hours of Service for a period during which an Employee performs no duties, a payment shall be deemed to be made by or due from an Employer (i) regardless of whether such payment is made by or due from an Employer directly, or indirectly through

(among others) a trust fund or insurer to which the Employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

2.4	Allocation of Hours of Service to Service Computation Periods

Hours of Service credited under Section 2.1 shall be allocated to the appropriate Service Computation Period as follows:

(a)	Hours of Service described in paragraph (a) of Section 2.1 shall be allocated to the Service Computation Period in which the duties are performed.

(b)	Hours of Service credited to an Employee for a period during which an Employee performs no duties shall be allocated as follows:

(1)
Hours of Service credited to an Employee on account of a payment which is calculated on the basis of units of time, such as hours, days, weeks, or months, shall be allocated to the Service Computation Period or Periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

(2)
Hours of Service credited to an Employee on account of a payment which is not calculated on the basis of units of time shall be allocated to the Service Computation Period or Periods in which the period during which no duties are performed occurs, or, if such period extends beyond one Service Computation Period, such Hours of Service shall be allocated equally between the first two such Service Computation Periods.

(3)
Hours of Service credited to an Employee for a period of absence during which the Employee performs no duties and for which no payment is due from his Employer shall be allocated to the Service Computation Period or Periods during which such absence occurred.

(4)
Hours of Service credited to an Employee because of an award or agreement for back pay shall be allocated to the Service Computation Period or Periods to which the award or agreement for back pay pertains, rather than to the Service Computation Period in which the award, agreement, or payment is made.

2.5	Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulation Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to Service Computation Periods, are hereby incorporated into the Plan by reference.

ARTICLE III
SERVICE & CREDITED SERVICE

3.1	Service and Credited Service Prior to January 1, 2002

Each person who is an Employee on or after April 1, 2002, shall be credited with Service and Credited Service for purposes of the Plan for periods prior to January 1, 2002 equal to the Service and Credited Service with which he had been credited in accordance with the Plan provisions in effect immediately prior to such date.

3.2	Service and Credited Service On or After January 1, 2002

Each person who is an Employee on or after April 1, 2002, shall be credited with Service and Credited Service with respect to periods of employment on or after January 1, 2002, for purposes of the Plan as follows:

(a)	He shall be credited with a year of Service for each Service Computation Period for which he is credited with at least 1,000 Hours of Service.

(b)
Subject to any limitations set forth in Article V, he shall be credited with a year of Credited Service for each Service Computation Period for which he is credited with at least 2080 Hours of Service; provided, however, that he shall be credited with a partial year of Credited Service in the ratio that his Hours of Service for the Service Computation Period bears to 2080.

(c)	Notwithstanding the foregoing, no Credited Service shall be credited to an Employee for the following periods:

(1)	periods before his attainment of age 21.

(2) the Freeze Period, unless the Employee was an active Employee on April 1, 2002.

3.3	Transfers

Notwithstanding the foregoing, Service and Credited Service credited to a person shall be subject to the following:

(a)
Any person who transfers or retransfers to employment with an Employer as an Employee directly from other employment (i) with an Employer in a capacity other than as an Employee or (ii) with any other Affiliated Company, shall be credited with Service, but not Credited Service, for such other employment as if such other employment were employment with an Employer as an Employee.

(b)
Any person who transfers from employment with an Employer as an Employee directly to other employment (i) with an Employer in a capacity other than as an Employee or (ii) with any other Affiliated Company, shall be deemed by such transfer not to lose his Service or Credited Service, and shall be deemed not to retire or otherwise terminate his employment as an Employee until such time as he is no longer in the employment of an Employer or any other Affiliated Company, at which time he shall become entitled to benefits if he is otherwise eligible therefore under the provisions of the Plan; provided, however, that up to such time he shall receive credit only for Service, but not for Credited Service, for such other employment as if such other employment were employment with an Employer as an Employee.

3.4	Retirement or Termination and Reemployment

If an Employee retires or otherwise terminates employment with the Employers and all Affiliated Companies, his eligibility for and the amount of any benefit to which he may be entitled under the Plan shall be determined based upon the Service and Credited Service with which he is credited at the time of such retirement or other termination of employment. If such retired or former Employee is reemployed by an Employer or any Affiliated Company, the Service and Credited Service with which he was credited at the time of such prior retirement or other termination of employment shall be aggregated with the Service and Credited Service with which he is credited following his reemployment for purposes of determining his eligibility for and the amount of any benefit to which he may be entitled under the Plan upon his subsequent retirement or other termination of employment if:

(a)	he was eligible for any retirement benefit at the time of his previous retirement or other termination of employment; or

(b)
he terminated his employment before satisfying the conditions of eligibility for any retirement benefit under the Plan and either (i) the aggregate number of his years of Service (not including any years of Service not required to be aggregated because of previous Breaks in Service) is greater than the number of his consecutive one-year Breaks in Service or (ii) the number of his consecutive one-year Breaks in Service is less than five.

Notwithstanding any other provision of this Section, if a retired or former Employee returns to employment in a capacity other than as an Employee, his period of employment shall be treated for the purposes of the Plan solely in accordance with the transfer provisions of this Article III.

3.5	Finality of Determinations

All determinations with respect to the crediting of Service and Credited Service under the Plan shall be made on the basis of the records of the Employers, and all determinations so made shall be final and conclusive upon Employees, former Employees, and all other persons claiming a benefit interest under the Plan. Notwithstanding anything to the contrary contained in this Article, there shall be no duplication of Service and Credited Service.

ARTICLE IV
ELIGIBILITY FOR PARTICIPATION

4.1	Participation

Each Employee who was an Active Participant immediately prior to January 1, 2002, and who is an active Employee on April 1, 2002, shall become an Active Participant as of April 1, 2002. Each other person shall become an Active Participant as of the Entry Date coinciding with or immediately following the date he becomes an Employee.

4.2	Termination of Participation

A Participant shall remain an Active Participant as long as he continues in employment as an Employee. A person shall remain a Participant as long as he retains an Accrued Benefit under the Plan.

4.3	Participation Upon Reemployment

If a former Employee who was a Participant hereunder is reemployed as an Employee, he shall again become an Active Participant hereunder as of his reemployment date. If a former Employee who was not a Participant hereunder is reemployed as an Employee, he shall become an Active Participant hereunder as of the later of (a) the Entry Date as of which he would have become an Active Participant if he had continued employment as an Employee or (b) his reemployment date.

4.4	Finality of Determinations

All determinations with respect to the eligibility of an Employee to become a Participant under the Plan shall be made on the basis of the records of the Employers, and all determinations so made shall be final and conclusive for all Plan purposes. Each Employee who becomes a Participant shall be entitled to the benefits, and be bound by all the terms, provisions, and conditions of the Plan and the Funding Agreement.

ARTICLE V
NORMAL RETIREMENT

5.1	Eligibility

Each Participant who retires from employment with his Employer and all Affiliated Companies on his Normal Retirement Date shall be eligible for a normal retirement benefit. In addition, a Participant who continues in employment with his Employer or an Affiliated Company after his Normal Retirement Date shall be eligible for a normal retirement benefit commencing on his Normal Retirement Date.

5.2	Regular Benefit Amount

(a)	An eligible Grandfathered Participant's monthly normal retirement benefit shall be equal to 1/12th of the following:

(1)	1.50 percent of the Grandfathered Participant's Average Annual Earnings multiplied by his number of years of "adjusted Credited Service" at retirement not in excess of 40 years; minus

(2)
1.50 percent of the Grandfathered Participant's Social Security Benefit multiplied by his number of years of "adjusted Credited Service" at retirement not in excess of 33.3 years (excluding any years of Credited Service credited to the Participant prior to July 1, 1976).

A Grandfathered Participant's "adjusted Credited Service" means the following:

(3)	for a Grandfathered Participant who is eligible for a normal retirement benefit, his actual years of Credited Service.

(4)
for a Grandfathered Participant who is not eligible for a normal retirement benefit, his actual years of Credited Service plus the additional years of Credited Service the Grandfathered Participant would have at Normal Retirement Date if he continued in employment as an Employee to Normal Retirement Date.

In calculating the retirement benefit of a Grandfathered Participant whose employment as an Employee has not continued to Normal Retirement Date, the amount determined under paragraph (1) and (2) above shall be separately multiplied by a fraction, not to exceed one, the numerator of which is the Grandfathered Participant's actual years of Credited Service and the denominator of which is the number of years of Credited Service the Grandfathered Participant would have at Normal Retirement Date if he continued employment as an Employee to Normal Retirement Date, excluding years of Credited Service in excess of the limit specified in paragraph (1) or (2), as applicable, and excluding for purposes of paragraph (2), years of Credited Service credited to the Participant prior to July 1, 1976.

In no event will a reduction in a Grandfathered Participant's Average Annual Earnings or an increase in his Social Security Benefit reduce the normal retirement benefit payable to him below the amount that would have been payable to him under the same form of payment had he retired prior to his Normal Retirement Date when eligible for an early retirement benefit.

(b)	An eligible Cash Balance Participant's normal retirement benefit shall be equal 1/12th of the greater of:

(1)	the annual Participant's Frozen Accrued Benefit, as described in Section 1.1(w); or

(2)
the annual amount of normal retirement benefit payable to the Participant commencing on his Normal Retirement Date (or his Annuity Starting Date, if later) that is the Actuarial Equivalent of his Cash Balance Account.

5.3	Minimum Benefit Amount

Notwithstanding any other provision of the Plan to the contrary, in no event will the monthly normal retirement benefit payable to a Grandfathered Participant be less than 1/12th of the product of:

(1)	two percent of his average annual Earnings during his five consecutive highest paid years of Service multiplied by

(2)	his years of Credited Service at retirement not in excess of ten years.

5.4	401(a)(17) Fresh Start Adjustments

The monthly normal retirement benefit of a Grandfathered Participant whose Earnings exceeded the $200,000 or $150,000 Earnings limitations described in Article I for Earnings Computation Periods ending before the Earnings Computation Periods in which the limitations were effective shall be the greatest of (a), (b), (c) or (d) below:

(a)
the Grandfathered Participant's Accrued Benefit determined as of the end of the 1988 Earnings Computation Period, using the Plan formula in effect on that date (without regard to any amendments made after that date), as if the Grandfathered Participant terminated employment on that date;

(b)	the Grandfathered Participant's Accrued Benefit determined under the Plan formula in effect after the 1993 Earnings Computation Period applying the $150,000 Earnings limitation; or

(c)
the sum of (i) the Grandfathered Participant's Accrued Benefit determined as of the end of the 1993 Earnings Computation Period, using the Plan formula in effect on that date (without regard to any amendments made after that date), as if the Grandfathered Participant terminated employment on that date; plus (ii) the Grandfathered Participant's Accrued Benefit under the Plan formula as amended to comply with the $150,000 Earnings limitation, taking into account only the Grandfathered Participant's years of Credited Service for Earnings Computation Periods beginning on or after January 1, 1994; or

(d)	the Grandfathered Participant's Accrued Benefit determined under the Plan formula in effect on December 31, 2001, applying the $200,000 Earnings limitation.

5.5	Payment

A monthly normal retirement benefit shall be paid to an eligible Participant commencing as of his Normal Retirement Date.

5.6	Opening Balance

The Opening Balance of a Cash Balance Participant who was an Active Participant in the Plan on January 1, 2002 and was an active Employee on April 1, 2002 is the Actuarially Equivalent present value of his Frozen Accrued Benefit determined as of January 1, 2002. For purposes of determining such present value, the following factors shall be used: (a) the 1983 Group Annuity Mortality Table adjusted for 50 percent male content and 50 percent female content and (b) an interest rate of six percent and the calculation shall be based on a deferred annuity payable at Normal Retirement Date.

The Opening Balance of any other Cash Balance Participant is zero.

5.7	Interest Credits

On the last day of each Plan Year beginning on or after January 1, 2002, an Interest Credit shall be credited to the Cash Balance Account of a Participant whose Annuity Starting Date has not occurred. The Interest Credit rate shall be equal to the annual rate of interest on ten-year U.S. Treasury Bill Constant Maturities in effect for the third calendar month immediately preceding the Plan Year. The Interest Credit shall be based on the value of a Participant's Cash Balance Account on the first day of the Plan Year. The Interest Credit for the Plan Year in which a Participant's Annuity Starting Date occurs shall be credited to the Participant's Cash Balance Account as of the last day of the calendar month preceding the month in which the Participant's

Annuity Starting Date occurs and shall accrue only through such day. No further Interest Credits shall be credited to a Participant's Cash Balance Account following his Annuity Starting Date.

The Interest Credit on a Cash Balance Participant's Cash Balance Account for the 2002 Plan Year shall be based on the Participant's Opening Balance and interest on that balance for the full calendar year, including the Freeze Period.

5.8	Service Credits

For each Plan Year beginning on or after January 1, 2002, a Service Credit shall be credited to the Cash Balance Account of any Cash Balance Participant who is an Active Participant at any time during such Plan Year. The amount of such Service Credit shall be a percentage of the Cash Balance Participant's Earnings for the Plan Year determined from the following chart based on the Cash Balance Participant's years of Credited Service on the last day of the immediately preceding Plan Year:

Years of Credited Service	Percentage of Earnings
0 through 9.99	3%
10 through 19.99	4%
20 or more	5%

ARTICLE VI
EARLY RETIREMENT

6.1	Eligibility

Each Participant who retires from employment with his Employer and all Affiliated Companies at or after age 55, but prior to his Normal Retirement Date and who has at least 15 years of Service and who is not eligible for a disability retirement benefit under the provisions of Article VIII shall be eligible for an early retirement benefit.

6.2	Amount

An eligible Grandfathered Participant's monthly early retirement benefit shall be equal to his Accrued Benefit on the date of his early retirement; provided, however, that the amount of such benefit shall be reduced by 1/15th for each of the first 60 months and 1/30th for each of the next 60 months by which his Annuity Starting Date precedes his Normal Retirement Date.

An eligible Cash Balance Participant's monthly early retirement benefit shall be equal to the greater of (1) his monthly Frozen Accrued Benefit reduced by1/15th for each of the first 60 months and 1/30th for each of the next 60 months and reduced actuarially for each additional month by which his Annuity Starting Date precedes his Normal Retirement Date or (2) the monthly retirement benefit payable as of his Annuity Starting Date in a single life annuity, as described in Section 9.1(a), that is the Actuarial Equivalent of his Cash Balance Account.

6.3	Payment

A monthly early retirement benefit shall be paid to an eligible Participant commencing as of the first day of the month following the later of the month in which he retires or the month in which he makes written application for the benefit, but not later than his Normal Retirement Date.

ARTICLE VII
VESTED RIGHTS

7.1	Vesting

(a)	A Grandfathered Participant's vested interest in his Accrued Benefit shall be at all times 100 percent.

(b)
A Cash Balance Participant's vested interest in his Accrued Benefit shall be determined in accordance with one of the following schedules, whichever is applicable, based upon the number of full years of Service credited to him.

(1)	Vesting Schedule applicable to a Cash Balance Participant whose vested interest in his Accrued Benefit was at least 20 percent as of December 31, 2001:

Years of Service	Vested Interest
less than 2	0%
2, but less than 3	20%
3, but less than 4	40%
4, but less than 5	60%
5 or more	100%

(2)	Vesting Schedule applicable to a Cash Balance Participant who did not have a vested interest in his Accrued Benefit as of December 31, 2001:

Years of Service	Vested Interest
less than 5	0%
5 or more	100%

Notwithstanding any other provision of the Plan to the contrary, a Cash Balance Participant's vested interest in his Accrued Benefit shall be 100 percent if he is employed by an Employer or an Affiliated Company on his Normal Retirement Date, regardless of whether he has completed the number of years of Service required under the above schedule for 100 percent vesting.

7.2	Eligibility for Deferred Vested Retirement Benefit

Each Participant who terminates employment with his Employer and all Affiliated Companies, who has a vested interest in his Accrued Benefit, and who is not eligible for a normal, early, or disability retirement benefit under the Plan shall be eligible for a deferred vested retirement benefit.

7.3	Amount of Deferred Vested Retirement Benefit

An eligible Grandfathered Participant's monthly deferred vested retirement benefit shall be equal to his vested Accrued Benefit on the date of his termination of employment; provided, however, that if the Participant is eligible to elect to begin benefit payments before his Normal Retirement Date as provided in Section 7.4, the amount of such benefit shall be reduced for early commencement in the same way as provided in Section 6.2 with respect to an early retirement benefit.

An eligible Cash Balance Participant's monthly deferred vested retirement benefit shall be equal to the greater of (1) his monthly Frozen Accrued Benefit reduced by1/15th for each of the first 60 months and 1/30th for each of the next 60 months and reduced actuarially for each additional month by which his Annuity Starting Date precedes his Normal Retirement Date or (2) the monthly retirement benefit payable as of his Annuity Starting Date in a single life annuity, as described in Section 9.1(a), that is the Actuarial Equivalent of his Cash Balance Account.

7.4	Payment

A monthly deferred vested retirement benefit shall be paid to an eligible Participant commencing as of his Normal Retirement Date; provided, however, that a Participant who has 15 years of Service may elect to begin benefit payments as of the first day of any month following the month in which he attains age 55.

7.5	Immediate Commencement Option for Small Benefits

Notwithstanding any other provision of the Plan to the contrary, if the Actuarially Equivalent present value of a Participant's Accrued Benefit is greater than $5,000, but not greater than $50,000, the Participant may elect to begin benefit payments as soon as reasonably practicable following his termination of employment in the normal form of payment provided in Section 9.1; provided, however, that a married Participant may waive the normal 50 percent Qualified Joint and Survivor Annuity described in paragraph (b) or (c), as applicable, of Section 9.1 and elect the single life annuity described in paragraph (a) of Section 9.1. In lieu of receiving payment in one of the normal forms, a Participant may elect to receive a single sum payment of the full Actuarially Equivalent present value of his Accrued Benefit. A Participant's election of a form of payment hereunder other than the normal form applicable to him shall be subject to the requirements of Sections 9.4, 9.5, and 9.6.

7.6	Election of Former Vesting Schedule

In the event the Sponsor adopts an amendment to the Plan that changes the vesting schedule under the Plan, including any amendment which directly or indirectly affects the computation of the nonforfeitable interest of Participants' rights to Accrued Benefits, any Participant with three or more years of Service shall have a right to have his nonforfeitable interest in his Accrued Benefit continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Participant in his Accrued Benefit under the Plan, as amended, at any time is not less than such interest determined without regard to such amendment. Such Participant shall exercise such right by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of such amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section, the vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date thereof.

ARTICLE VIII
DISABILITY RETIREMENT BENEFIT

8.1	Eligibility

Each Grandfathered Participant who retires from employment with his Employer and all Affiliated Companies prior to his Normal Retirement Date due to Disability shall be eligible for a disability retirement benefit.

8.2	Amount

An eligible Grandfathered Participant's monthly disability retirement benefit shall be equal to his Accrued Benefit determined as of his Annuity Starting Date; provided, however, that if the Grandfathered Participant is eligible to elect to begin benefit payments before his Normal Retirement Date the amount of such benefit shall be reduced for early commencement in the same way as provided in Section 6.2 with respect to an early retirement benefit.

8.3	Special Rules for Calculating Disability Retirement Benefit

A Disabled Grandfathered Participant shall be credited with Service and Credited Service while he is Disabled based on his Hours of Service credited in accordance with the provisions of Section 2.1(d). Such Grandfathered Participant's Average Annual Earnings shall be determined assuming Earnings continued while he is Disabled as provided in Section 1.1(h). A Disabled Grandfathered Participant's Accrued Benefit shall be determined under the provisions of the Plan in effect on the date the Disabled Grandfathered Participant ceases to be credited with Hours of Service under Section 2.1.

8.4	Payment

A monthly disability retirement benefit shall be paid to an eligible Grandfathered Participant commencing as of his Normal Retirement Date; provided, however, that a Grandfathered Participant who has 15 years of Service may elect to begin benefit payments as of the first day of any month following the month in which he attains age 55.

ARTICLE IX
FORMS OF PAYMENT

9.1	Normal Form of Payment

A Participant who is eligible to receive any retirement benefit under Section 5.1, 6.1, 7.2, or 8.1 of the Plan shall receive payment of such benefit in accordance with one of the following normal forms of payment:

(a)
A Participant who is not married on his Annuity Starting Date shall receive such benefit in the form of a single life annuity. Such Participant shall receive a monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.

(b)
A Participant who is married on his Annuity Starting Date and who is either (1) a Grandfathered Participant whose benefit is determined under the regular benefit formula in Section 5.2 or (2) a Cash Balance Participant whose benefit is based on his Frozen Accrued Benefit and such Frozen Accrued Benefit was determined under the regular benefit amount described in Section 5.2 of the Plan as in effect on December 31, 2001, shall receive such benefit in the form of a subsidized 50 percent Qualified Joint and Survivor Annuity. Such Participant shall receive an unreduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's Spouse survives him, then commencing with the month following the month in which the Participant's death occurs, his Spouse shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the amount payable during the Participant's lifetime, the last payment being for the month in which the Spouse's death occurs. Notwithstanding the foregoing, if the Participant's Spouse is more than five years younger than the Participant, the monthly amount payable to the surviving Spouse following the death of the Participant shall be reduced so that it is the Actuarial Equivalent of the benefit payable to a Spouse who is exactly five years younger than the Participant.

(c)
A Participant who is married on his Annuity Starting Date and who is either (1) a Grandfathered Participant whose benefit is determined under the minimum benefit amount described in Section 5.3 of the Plan, or (2) is a Cash Balance Participant whose benefit is either (i) based on his Cash Balance Account or (ii) based on his Frozen Accrued Benefit and such Frozen Accrued Benefit was determined under the minimum benefit amount described in Section 5.3 of the Plan as in effect on December 31, 2001, shall receive such benefit in the form of a non-subsidized 50 percent Qualified Joint and Survivor Annuity. Such Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's Spouse survives him, then commencing with the month following the month in which the Participant's death occurs, his Spouse shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the reduced amount payable during the Participant's lifetime, the last payment being for the month in which the Spouse's death occurs.

The reduced monthly payments to be made to the Participant under this paragraph shall be in an amount which, on the date of commencement thereof, is the Actuarial Equivalent of the monthly benefit otherwise payable to the Participant under the form of payment described in paragraph (a).

To receive a benefit under the Qualified Joint and Survivor Annuity form of payment described in paragraph (b) or (c) above, a Participant's Spouse must be the same Spouse to whom the Participant was married on his Annuity Starting Date. Once a Participant's Annuity Starting Date occurs and retirement benefit payments commence under one of the normal forms of payment, the form of payment will not change even if the Participant's marital status changes; provided, however, that if the Participant is reemployed by an Employer or an Affiliated Company, any benefits he accrues under the Plan following such reemployment with respect to which a separate Annuity Starting Date occurs shall be payable in the form elected by the Participant as of such separate Annuity Starting Date.

Subject to the requirements of Section 9.6, a Participant may waive the normal form of payment applicable to him and elect to receive payment of his benefit in one of the optional forms of payment provided in Section 9.2.

9.2	Optional Forms of Payment

Within the election period described in Section 9.5, a Participant who is eligible to receive a normal, early, deferred vested, or disability retirement benefit may elect to receive payment of such benefit in accordance with any one of the following options. If the Participant is married on his Annuity Starting Date, any such election must satisfy the requirements of Section 9.6.

If the Participant's Beneficiary under an optional form of payment dies prior to the Participant's Annuity Starting Date, the election shall become inoperative and ineffective, and benefit payments, if any, shall be made under the normal form of payment provided in Section 9.1, unless the Participant elects another optional form of payment provided under the Plan prior to his Annuity Starting Date. Once a Participant's Annuity Starting Date occurs, however, the optional form of payment elected by the Participant will not change even if the Participant's marital status changes or his Beneficiary predeceases him; provided, however, that if the Participant is reemployed by an Employer or an Affiliated Company, any benefits he accrues under the Plan following his reemployment with respect to which a separate Annuity Starting Date occurs shall be payable in the form elected by the Participant as of such separate Annuity Starting Date.

The monthly payments made under any optional form of payment hereunder shall be the Actuarial Equivalent of the monthly benefit otherwise payable to the Participant in the single life annuity form described in paragraph (a) or, if the Participant is married and is entitled to the subsidized 50 percent Qualified Joint and Survivor Annuity, paragraph (b) of Section 9.1.

(a)	Single Life Annuity. The Participant shall receive a monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs.

(b)
100% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's Beneficiary survives him, then commencing with the month following the month in which the Participant's death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to the reduced amount payable during the Participant's lifetime, the last monthly payment being for the month in which the Beneficiary's death occurs.

(c)
75% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's Beneficiary survives him, then commencing with the month following the month in which the Participant's death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to three-quarters of the reduced amount payable during the Participant's lifetime, the last monthly payment being for the month in which the Beneficiary's death occurs.

(d)
50% Joint and Survivor Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's Beneficiary survives him, then commencing with the month following the month in which the Participant's death occurs, his Beneficiary shall receive a monthly benefit for his or her remaining lifetime equal to one-half of the reduced amount payable during the Participant's lifetime, the last monthly payment being for the month in which the Beneficiary's death occurs.

(e)
Ten-Year Certain and Life Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's death occurs prior to the end of the ten-year period commencing with his Annuity Starting Date, his Beneficiary shall receive a continued monthly benefit equal to such reduced amount for the remainder of such ten-year period. If the Participant's Beneficiary dies after becoming eligible to receive a benefit hereunder, but prior to the end of the ten-year period, the unpaid monthly benefit shall be paid to the Beneficiary designated by the Participant to receive payment in such event or, if none, in accordance with the provisions of Section 9.3. In lieu of receiving continued monthly payments, a Participant's Beneficiary may elect to receive the Actuarially Equivalent present value of such payments in a single sum.

(f)
Five-Year Certain and Life Annuity. The Participant shall receive a reduced monthly retirement benefit payable for his lifetime, the last monthly payment being for the month in which his death occurs. If the Participant's death occurs prior to the end of the five-year period commencing with his Annuity Starting Date, his Beneficiary shall receive a continued monthly benefit equal to such reduced amount for the remainder of such five-year period. If the Participant's Beneficiary dies after becoming eligible to receive a benefit hereunder, but prior to the end of the five-year period, the unpaid monthly benefit shall be paid to the Beneficiary designated by the Participant to receive payment in such event or, if none, in accordance with the provisions of Section 9.3. In lieu of receiving continued monthly payments, a Participant's Beneficiary may elect to receive the Actuarially Equivalent present value of such payments in a single sum.

(g)	Single Sum Payment. The Participant may elect to receive a single sum payment in lieu of any other retirement benefit payable under the Plan. Such single sum payment shall be equal to the following:

(1)	For a Grandfathered Participant, the Actuarially Equivalent present value of his vested Accrued Benefit.

(2)	For a Cash Balance Participant, the greater of (i) his vested Cash Balance Account balance or (ii) the Actuarially Equivalent present value of his Frozen Accrued Benefit.

A Participant may only elect this form of payment if the amount of the single sum payment, as determined above, does not exceed $50,000.

Notwithstanding any other provision of the Plan to the contrary, distribution under an optional form of payment shall be made in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirement. If a Participant designates a person other than his Spouse as his Beneficiary under an optional form of payment, and if payments under the optional form elected would not meet the minimum distribution incidental benefit requirement, the election shall be ineffective and benefit payments, if any, shall be made under the normal form of payment provided in Section 9.1, unless the Participant elects another optional form of payment provided under the Plan prior to his Annuity Starting Date.

9.3	Designation of Beneficiary and Beneficiary in Absence of Designated Beneficiary

A Participant's Beneficiary may be any individual or, in the case of a Beneficiary to receive payments for the remainder of a period-certain under the form of payment elected by the Participant, any individuals, trust, or estate, selected by the Participant. A Participant's designation of a Beneficiary is subject to the spousal consent requirements of Section 9.6.

If payment is to be made to a Participant's surviving Beneficiary for the remainder of a period-certain under the form of payment elected by the Participant and no Beneficiary survives or the Participant has not designated a Beneficiary, the Participant's Beneficiary shall be the Participant's estate. If any payments are to be made to a trust or to the estate of a Participant as Beneficiary hereunder, such payments shall be made in an Actuarially Equivalent single sum payment.

9.4	Notice Regarding Forms of Payment

The Administrator shall provide a Participant with a written description of (i) the terms and conditions of the normal forms of payment provided in Section 9.1, (ii) the optional forms of payment provided in Section 9.2, (iii) the Participant's right to waive the normal form of payment provided in Section 9.1 and to elect an optional form of payment and the effect thereof, (iv) the rights of the Participant's Spouse with respect to the Qualified Joint and Survivor Annuity form of payment, and (v) the Participant's right to revoke a waiver of the normal form of payment or to change his election of an option and the effect thereof. The explanation shall notify the Participant of his right to defer payment of his retirement benefit under the Plan until his Normal Retirement Date, or such later date as may be provided under the Plan. The Administrator shall provide such explanation no fewer than 30 days and no more than 90 days before a Participant's Annuity Starting Date.

Notwithstanding the foregoing, a Participant's Annuity Starting Date may occur fewer than 30 days after receipt of such explanation if the Administrator clearly informs the Participant:

(a)	of his right to consider his form of payment election for a period of at least 30 days following his receipt of the explanation;

(b)	the Participant, after receiving the explanation, affirmatively elects an early Annuity Starting Date, with his Spouse's written consent, if necessary;

(c)	the Participant's Annuity Starting Date occurs after the date the explanation is provided to him;

(d)
the election period described in Section 9.5 does not end until the later of his Annuity Starting Date or the expiration of the seven-day period beginning the day after the date the explanation is provided to him; and

(e)	actual payment of the Participant's retirement benefit does not begin to the Participant before such revocation period ends.

9.5	Election Period

A Participant may waive or revoke a waiver of the normal form of payment provided in Section 9.1 and elect, modify, or change an election of an optional form of payment provided in Section

9.2 by written notice delivered to the Administrator at any time during the election period; provided, however, that no waiver of the normal form of payment and election of an optional form of payment shall be valid unless the Participant has received the written explanation described in Section 9.4. Subject to the provisions of Section 9.4 extending a Participant's election period under certain circumstances, a Participant's "election period" means the 90-day period ending on his Annuity Starting Date.

The form in which a Participant shall receive payment of his retirement benefit shall be determined upon the later of his Annuity Starting Date or the date his election period ends, based upon any waiver and election in effect on such date. Except as otherwise specifically provided in the Plan, in no event shall the form in which a Participant's retirement benefit is paid be changed on or after such date.

9.6	Spousal Consent Requirements

A married Participant's waiver of the normal Qualified Joint and Survivor Annuity form of payment and his election, modification, or change of an election of an optional form of payment must include the written consent of the Participant's Spouse, if any. A Participant's Spouse shall be deemed to have given written consent to the Participant's waiver and election if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because of any of the following circumstances:

(a)	the Spouse cannot be located,

(b)	the Participant is legally separated or has been abandoned within the meaning of local law, and the Participant has a court order to that effect, or

(c)	other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder.

Notwithstanding the foregoing, written spousal consent shall not be required if the Participant elects an optional form of payment that is a Qualified Joint and Survivor Annuity.

Any written spousal consent given pursuant to this Section shall acknowledge the effect of the waiver of the Qualified Joint and Survivor Annuity form of payment and of the election of an optional form of payment, shall specify the optional form of payment selected by the Participant and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written spousal consent, shall specify any Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent, and shall be witnessed by a Plan representative or a notary public. Any written consent given or deemed to be given by a Participant's Spouse shall be irrevocable and shall be effective only with respect to such Spouse and not with respect to any subsequent Spouse.

9.7	Death Prior to Annuity Starting Date

Notwithstanding any other provision of the Plan to the contrary, should a Participant die prior to his Annuity Starting Date neither he nor any person claiming under or through him shall be entitled to any retirement benefit under the Plan; and no benefit shall be paid under the Plan with respect to such Participant except any survivor benefit payable under the provisions of Article X.

9.8	Effect of Reemployment on Form of Payment

Notwithstanding any other provision of the Plan, if a former Employee is reemployed, his prior election of a form of payment hereunder shall become ineffective, except to the extent that the Participant's Annuity Starting Date occurred prior to such reemployment and such prior Annuity Starting Date is preserved with respect to a portion or all of the Participant's retirement benefit.

ARTICLE X
SURVIVOR BENEFITS

10.1	Eligibility for Qualified Preretirement Survivor Annuity

If a Participant dies before his Annuity Starting Date, his surviving Spouse shall be eligible for a Qualified Preretirement Survivor Annuity if all of the following requirements are met on the Participant's date of death:

(a)	The Participant has a Spouse as defined in Section 1.1.

(b)	Such Spouse has been married to the Participant throughout the one-year period immediately preceding his date of death.

(c)	The Participant has a vested Accrued Benefit.

10.2	Amount of Qualified Preretirement Survivor Annuity

The monthly amount of the Qualified Preretirement Survivor Annuity payable to a surviving Spouse shall be equal to the survivor benefit that would have been payable to the Spouse if the Participant had:

(a)	separated from service on the earlier of his actual separation from service date or his date of death;

(b)	survived to the date as of which payment of the Qualified Preretirement Survivor Annuity to his surviving Spouse commences;

(c)
elected to commence retirement benefits as of the date described in paragraph (b) above in the form of a 50 percent Qualified Joint and Survivor Annuity, as described in paragraph (b) or (c) of Section 9.1, as applicable; and

(d)	died on his Annuity Starting Date.

Notwithstanding the foregoing, if prior to a Participant's death the Participant elected an optional form of payment in accordance with the provisions of Article IX that is a Qualified Joint and Survivor Annuity, for purposes of determining the amount of the Qualified Preretirement Survivor Annuity, the optional form of payment elected by the Participant shall be substituted for the 50 percent Qualified Joint and Survivor Annuity in paragraph (c) above.

10.3	Enhanced Qualified Preretirement Survivor Annuity

If a Grandfathered Participant dies while employed by an Employer or an Affiliated Company after becoming eligible for a retirement benefit in accordance with the provisions of Section 5.1 or 6.1 or if a Disabled Grandfathered Participant dies, the monthly amount of the Qualified Preretirement Survivor Annuity payable to his surviving Spouse shall be the greater of the amount determined in Section 10.2 or 50 percent of the Grandfathered Participant's Accrued Benefit on his date of death, without reduction for early commencement; provided, however, that if the Grandfathered Participant's surviving Spouse is more than five years younger than the Participant, the percentage of the Grandfathered Participant's Accrued Benefit payable to the Spouse as a Qualified Preretirement Survivor Annuity hereunder shall be reduced so that the benefit payable to the surviving Spouse is the Actuarial Equivalent of the benefit that would be payable if the Spouse were exactly five years younger than the Grandfathered Participant.

10.4	Payment of Qualified Preretirement Survivor Annuity

Payment of a Qualified Preretirement Survivor Annuity to a Participant's surviving Spouse shall commence as of the first day of the month following the later of (i) the month in which the Participant dies or (ii) the month in which the Participant would have attained earliest retirement age (as defined herein) under the Plan; provided, however, that the surviving Spouse of a Grandfathered Participant who is entitled to the enhanced Qualified Preretirement Survivor Annuity described in Section 10.3 may elect to commence payment as of the first day of the month following the month in which the Grandfathered Participant dies. Notwithstanding the foregoing, a Participant's surviving Spouse may elect to defer commencement of payment of the Qualified Preretirement Survivor Annuity to a date no later than the Participant's Normal Retirement Date. If a Participant's surviving Spouse dies before the date as of which payment of the Qualified Preretirement Survivor Annuity is to commence to such Spouse, no Qualified Preretirement Survivor Annuity shall be payable hereunder.

Payment of a Qualified Preretirement Survivor Annuity shall continue to a Participant's surviving Spouse for such Spouse's lifetime, the last monthly payment being for the month in which the Spouse's death occurs.

For purposes of this Article, a Participant's "earliest retirement age" means the earliest age at which the Participant could have elected to commence retirement benefits under the Plan if he had survived, but based on his years of Service on his date of death.

10.5	Non-Spouse Survivor Annuity

A Grandfathered Participant, who has a vested Accrued Benefit, and who does not have a Spouse who is entitled to a Qualified Preretirement Survivor Annuity hereunder may designate a non-Spouse Beneficiary to receive a non-Spouse survivor annuity hereunder in the event the Grandfathered Participant dies while employed by an Employer or an Affiliated Company after becoming eligible for a retirement benefit in accordance with the provisions of Section 5.1 or 6.1 or after becoming Disabled. Such non-Spouse Beneficiary shall have the same survivor rights as a surviving Spouse under Sections 10.3 and 10.4; provided, however, that payment of the non-Spouse survivor annuity shall commence to such non-Spouse Beneficiary within one year of the Grandfathered Participant's date of death. Without the consent of his designated non-Spouse Beneficiary, such Grandfathered Participant may revoke or change his designation at any time prior to his Annuity Starting Date. If the Grandfathered Participant's designated non-Spouse Beneficiary should die prior to the commencement of a non-Spouse survivor annuity under this Section, no benefit shall be payable pursuant to the provisions of this Article with respect to the deceased Grandfathered Participant.

ARTICLE XI
GENERAL PROVISIONS & LIMITATIONS
REGARDING BENEFITS

11.1	Suspension of Benefits

If a retired or former Employee is reemployed by an Employer or an Affiliated Company prior to his Normal Retirement Date, any benefits payable to such retired or former Employee under the Plan shall be suspended during the period of such reemployment, unless such retired or former Employee is entitled to receive a normal retirement benefit as provided in Section 5.1.

11.2	Non-Alienation of Retirement Rights or Benefits

Except as provided in Code Section 401(a)(13)(B) (relating to qualified domestic relations orders), Code Sections 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have the power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

11.3	Payment of Benefits to Others

If any person to whom a retirement benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefore shall have been made by a duly qualified guardian or other legal representative) may be paid to the Spouse, parent, brother or sister, or any other individual deemed by the Administrator to be maintaining or responsible for the maintenance of such person. The monthly payment of a retirement benefit to a person for the month in which he dies shall, if not paid to such person prior to his death, be paid to his Spouse, parent, brother, sister, or estate as the Administrator shall determine. Any payment made in accordance with the provisions of this Section shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

11.4	Payment of Small Benefits; Deemed Cashout

If the Actuarially Equivalent present value of any retirement benefit payable under Section 5.1, 6.1, 7.2, or 8.1 or any survivor benefit is $5,000 or less, such Actuarially Equivalent present value shall be paid to the Participant, or his Beneficiary, if applicable, in a single sum payment, in lieu of all other benefits under the Plan, as soon as practicable following the date of the Participant's retirement, death, or other termination of employment and he shall cease to be a Participant under the Plan as of the date of such payment. For distributions made prior to March 22, 1999, the Actuarially Equivalent present value of a benefit shall be deemed to exceed $5,000 if the Actuarially Equivalent present value of the benefit exceeded such amount at the time of any prior distribution.

If a former Participant is reemployed, any retirement benefit to which he may become entitled because of his subsequent retirement or termination of employment shall be reduced to its Actuarial Equivalent to reflect the value of any single sum payment made to him hereunder or under the provisions of Section 7.5 or 9.2.

If the nonforfeitable Accrued Benefit of a Participant is zero, such Participant shall be deemed to have received distribution of his entire vested Accrued Benefit under the Plan, in lieu of all other benefits under the Plan, as of the date of his termination of employment with his Employer and all Affiliated Companies and he shall cease to be a Participant under the Plan as of such date.

A distribution hereunder is deemed to be made because of a Participant's retirement or termination of employment if it is made before the end of the second Plan Year following the Plan Year in which such retirement or termination occurred.

11.5	Direct Rollovers

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving a single sum payment as provided in Section 9.2 or Section 11.5, a "qualified distributee" may elect in writing, in accordance with rules prescribed by the Sponsor, to have any portion or all of such payment that is an "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the "qualified distributee"; provided, however, that this provision shall not apply if the total distribution is less than $200 and that a "qualified distributee" may not elect this provisions with respect to any partial distribution that is less than $500. Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover. For purposes of this Section, the following terms have the following meanings:

(a)
Effective for distributions made after December 31, 2001, an "eligible retirement plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a) that accepts rollovers, an annuity contract described in Code Section 403(b), and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision; provided that any such 403(b) annuity contract or 457 plan agrees to separately account for the rollover.

(b)
An "eligible rollover distribution" means any distribution of all or any portion of a Participant's Accrued Benefit or a distribution of all or any portion of a survivor benefit under Article X; provided, however, that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the qualified distributee or the joint lives or joint life expectancies of the qualified distributee and the qualified distributee's designated beneficiary, or for a specified period of ten years or more; and any distribution to the extent such distribution is required under Code Section 401(a)(9).

(c)
A "qualified distributee" means a Participant, his surviving Spouse, or his Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

11.6	Limitations on Commencement

Notwithstanding any other provision of the Plan to the contrary, payment of a Participant's retirement benefit shall commence not later than the earlier of:

(a)
the 60th day after the end of the Plan Year in which occurs the Participant's Normal Retirement Date, the tenth anniversary of the date on which he first became a Participant, or the Participant's retirement or other termination of employment, whichever is latest; or

(b)	his Required Beginning Date.

Distributions required to commence under this Section shall be made in accordance with Code Section 401(a)(9) and regulations issued thereunder. If payment of a Participant's retirement benefit does not commence until his Required Beginning Date, his Required Beginning Date shall be considered his Annuity Starting Date for all purposes of the Plan.

If the Participant dies after his Annuity Starting Date, but prior to distribution of his entire interest, the remaining portion of such interest shall be distributed to his Beneficiary in a method which is at least as rapid as the method being used at the date of the Participant's death. If the Participant dies prior to his Annuity Starting Date, the entire interest attributable to the Participant shall be distributed within five years after the date of his death, unless such interest is payable to a designated beneficiary (as defined in Code Section 401(a)(9)) for a period which does not exceed the life or life expectancy of such designated beneficiary, in which event distribution of such interest shall commence no later than the date the Participant would have attained age 70 1/2 if the designated beneficiary is the surviving Spouse of such Participant, or the date which is one year after the date of such Participant's death if the designated beneficiary is not the surviving Spouse of such Participant.

Subject to the requirements of Code Sections 401(a)(9) and 411(d)(6), no benefit payments shall commence under the Plan until the Participant, or his surviving Spouse, if applicable, makes written application therefore on a form satisfactory to the Administrator. If the amount of a monthly retirement benefit payable to a Participant cannot be determined for any reason (including lack of information as to whether the Participant is still living or his marital status) on the date payment of such benefit is to commence under this Section, payment shall be made retroactively to such date no later than 60 days after the date on which the amount of such monthly retirement benefit can be determined.

ARTICLE XII
MAXIMUM RETIREMENT BENEFITS

12.1	Applicability

The provisions of this Article XII are effective for limitation years ending after December 31, 2001, but with respect only to Participants who have an Hour of Service on or after the first day of the first limitation year ending after December 31, 2001.

12.2	Definitions

For purposes of this Article, the following terms have the following meanings.

(a)
An "affiliated employer" means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Code Section 414 as modified by Code Section 415(h).

(b)
A Participant's "annual retirement benefit" means the amount of retirement benefit attributable to Employer contributions which is payable to him annually under the Plan multiplied by the factors prescribed in the following paragraph if such benefit is to be paid in a manner other than to the Participant for his life only or as a qualified joint and survivor annuity as defined in Code Section 417. A Participant's "aggregate annual retirement benefit" includes his "annual retirement benefit" and his annual retirement benefit, if any, under any and all other defined benefit plans (whether or not terminated) maintained by an Employer or any "affiliated employer". For purposes of applying the compensation limit in Code Section 415(b)(1)(B), a Participant's "aggregate annual retirement benefit" shall not include the Participant's accrued benefit under a multiemployer plan, if any.

For purposes of determining a Participant's "annual retirement benefit" payable in a manner other than to the Participant for his life only or as a qualified joint and survivor annuity the following factors shall be used: (i) the table prescribed by the Secretary of the Treasury, which shall be based on the prevailing commissioners' standard table, described in Code Section 807(d)(5)(A), used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)) and (ii) the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the Plan Year in which the distribution is made.

(c)	The "defined benefit compensation limitation" means 100 percent of a Participant's average compensation for his high three years.

(d)
The "defined benefit dollar limitation" means $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Code Section 415(d) will apply to "limitation years" ending with or within the calendar year for which the adjustment applies.

(e)	"Defined benefit plan" has the meaning given such term in Code Section 415(k).

(f)	The "final implementation date" means the first day of the first limitation year beginning in 2000.

(g)	The "limitation year" means the Plan Year.

(h)
A Participant's "old law benefit" means his Accrued Benefit under the Plan as of the last day of the "limitation year" beginning in 1999 (the "freeze date"), determined without regard to any amendment adopted after the "freeze date".

(i)
The “maximum permissible benefit” is the lesser of the "defined benefit dollar limitation" or the "defined benefit compensation limitation" (both adjusted where required, as provided in (1) and, if applicable, in (2) or (3) below).

(1)
If the Participant has fewer than 10 years of participation in the Plan, the "defined benefit dollar limitation" shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the plan and (ii) the denominator of which is 10. In the case of a participant who has fewer than 10 years of service with the employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the employer and (ii) the denominator of which is 10.

(2)
If the benefit of a Participant begins prior to age 62, the "defined benefit dollar limitation" applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the participant at age 62 (adjusted under (1) above, if required). The "defined benefit dollar limitation" applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the "defined benefit dollar limitation" computed using the interest rate and mortality table (or other tabular factor) specified in the definition of "Actuarial Equivalent" in Section 1.1 of the Plan and (ii) the actuarial equivalent (at such age) of the "defined benefit dollar limitation" computed using a five percent interest rate and the applicable mortality table specified in the definition of "Actuarial Equivalent" in Section 1.1 of the Plan. Any decrease in the "defined benefit dollar limitation" determined in accordance with this paragraph (2) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(3)
If the benefit of a Participant begins after the Participant attains age 65, the "defined benefit dollar limitation" applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the "defined benefit dollar limitation" applicable to the Participant at age 65 (adjusted under (1) above, if required). The actuarial equivalent of the "defined benefit dollar limitation" applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the "defined benefit dollar limitation" computed using the interest rate and mortality table (or other tabular factor) specified in the definition of "Actuarial Equivalent" in Section 1.1 of the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a five percent interest rate assumption and the applicable mortality table as specified in the definition of "Actuarial Equivalent" in Section 1.1 of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

12.3	Maximum Limitation on Annual Benefits

Subject to the provisions of Section 12.4, the "aggregate annual retirement benefit" accrued or payable to a Participant may not at any time within any "limitation year" exceed the "maximum permissible benefit".

12.4	Exceptions

As permitted pursuant to Method 2 described in Q&A 14 of Revenue Ruling 98-1, in no event will a Participant's "aggregate annual retirement benefit" be less than the Participant's "old law benefit" limited under the provisions of Code Section 415, as in effect on December 7, 1994. The Plan mortality and interest rate factors for purposes of applying Code Sections 415(b)(2)(B), (C), and (D) shall be the mortality and interest rate factors in effect under the Plan as of December 7, 1994, determined without regard to any amendment to the Plan that was adopted after that date. If the interest rate factor under the Plan in effect on December 7, 1994 is a variable interest rate, such variable interest rate shall be the rate calculated on the date the Participant's benefit is being determined, rather than the rate calculated on December 7, 1994. Notwithstanding any other provision of this Section to the contrary, in no event will a Participant's "old law benefit" exceed the Participant's total benefit (prior to adjustment for compliance with Code Section 415) under the terms of the Plan in effect after the "freeze date".

12.5	Manner of Reduction

If the Participant's "aggregate annual retirement benefit" exceeds the limitations specified in this Article, the reduction in the amount of his "annual retirement benefit" shall be equal to the amount by which his "aggregate annual retirement benefit" exceeds the limitations of this Article multiplied by a fraction, the numerator of which is his "annual retirement benefit" (determined without regard to this Article) and the denominator of which is his "aggregate annual retirement benefit" (determined without regard to the limitations of this Article or any corresponding limitation in any other defined benefit plan maintained by an Employer or any affiliated employer).

ARTICLE XIII
PENSION FUND

13.1	Pension Fund

The Pension Fund is maintained by the Funding Agent for the Plan under a Funding Agreement with the Sponsor. Subject to the provisions of Title IV of ERISA, benefits under the Plan shall be only such as can be provided by the assets of the Pension Fund, and no liability for payment of benefits shall be imposed upon the Employers or any Affiliated Company, or any of their officers, employees, directors, or stockholders.

13.2	Contributions by the Employers

So long as the Plan continues, contributions will be made by the Employers at such times and in such amounts as the Sponsor in its sole discretion shall from time to time determine, based on the advice of the Actuary and consistent with the funding policy for the Plan. Subject to the provisions of Section 13.5, all such contributions shall be delivered to the Funding Agent for deposit in the Pension Fund. Participants shall make no contributions under the Plan.

13.3	Expenses of the Plan

The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Funding Agent and any investment advisor, shall be paid from the Pension Fund, unless the Sponsor or an Employer elects to make payment.

13.4	No Reversion

The Pension Fund shall be for the exclusive benefit of Participants and persons claiming under or through them. All contributions pursuant to Section 13.2 hereof shall be based on the facts then understood by the Sponsor, shall be conditioned upon the initial qualification of the Funding Agreement and Plan under Code Sections 401 and 501(a), and, unless otherwise specified by the Sponsor, shall be conditioned upon deductibility of the contributions under Code Section 404 in the year for which such contributions were made. All such contributions shall be irrevocable and such contributions as well as the Pension Fund, or any portion of the principal or income thereof, shall never revert to or inure to the benefit of the Employers or any Affiliated Company except that:

(a)	the residual amounts specified in Article XVI may be returned to the Employers;

(b)	any contributions which are made under a mistake of fact may be returned to the Employers within one year after the contributions were made;

(c)
any contributions made for years during which the Funding Agreement and Plan were not initially qualified under Code Sections 401 and 501(a) may be returned to the Employers within one year after the date of denial of initial qualification, but only if an application for determination was filed within the period of time prescribed under ERISA Section 403(c)(2)(B); and

(d)
any contributions, which are not, in whole or in part, deductible under Code Section 404 for the year for which they were made, may to the extent such contributions were not so deductible, be returned to the Employers within one year after the disallowance of the deduction.

The Sponsor shall determine, in its sole discretion, whether the contributions described above, other than the residual amounts described in paragraph (a), shall be returned to an Employer. If any such contributions are to be returned, the Sponsor shall so direct the Funding Agent, in writing, no later than ten days prior to the last day upon which they may be returned.

13.5	Forfeitures Not to Increase Benefits

Any forfeitures arising from the termination of employment or death of an Employee, or for any other reason, shall be used to reduce Employer contributions to the Pension Fund, and shall not be applied to increase the benefits any Participant otherwise would receive under the Plan at any time prior to the termination of the Plan.

13.6	Change of Funding Medium

The Sponsor shall have the right to change at any time the means through which benefits under the Plan shall be provided. No such change shall constitute a termination of the Plan or result in the diversion to the Employers of any funds previously contributed in accordance with the Plan.

ARTICLE XIV
ADMINISTRATION

14.1	Authority of the Sponsor

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall have all the powers and authority expressly conferred upon it herein and further shall have the sole discretionary right, authority, and power to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of Section 14.3. In exercising such powers and authority, the Sponsor at all times shall exercise good faith, apply standards of uniform application, and refrain from arbitrary action. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Sponsor shall be a "named fiduciary" as that term is defined in ERISA Section 402(a)(2). The Sponsor may:

(a)
allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries; and

(b)	designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

14.2	Action of the Sponsor

Any act authorized, permitted, or required to be taken by the Sponsor under the Plan, which has not been delegated in accordance with Section 14.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the board of directors of the Sponsor, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees of the Sponsor who have the authority to act on behalf of the Sponsor.

14.3	Claims Review Procedure

Whenever the Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the "claimant"), the Administrator shall transmit to the claimant a written notice of its decision, which notice shall be written in a manner calculated to be understood by the claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Administrator in accordance with the procedures hereinafter set forth.

Within the 60ȭday period beginning on the date the claimant receives notice regarding disposition of his claim, the claimant or his authorized representative may request that the claim denial be reviewed by filing with the Administrator a written request therefor, which request shall contain the following information:

(a)
the date on which the claimant's request was filed with the Administrator provided that the date on which the claimant's request for review was in fact filed with the Administrator shall control in the event that the date of the actual filing is later than the date stated by the claimant pursuant to this paragraph;

(b)	the specific portions of the denial of his claim which the claimant requests the Administrator to review;

(c)	a statement by the claimant setting forth the basis upon which he believes the Administrator should reverse its previous denial of his claim for benefits and accept his claim as made; and

(d)	any written material (offered as exhibits) which the claimant desires the Administrator to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section (or, if special circumstances require an extension, within 120 days of that date; provided that the delay and the reasons for the delay are communicated to the claimant within the initial 60-day period), the Administrator shall conduct a full and fair review of its decision denying the claimant's claim for benefits and shall render its written decision on review to the claimant. The Administrator's decision on review shall be written in a manner calculated to be understood by the claimant and shall specify the reasons and Plan provisions upon which the Administrator's decision was based.

14.4	Qualified Domestic Relations Orders

The Administrator shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

14.5	Indemnification

In addition to whatever rights of indemnification the members of the board of directors of the Sponsor or any employee or employees to whom any power, authority, or responsibility is delegated pursuant to Section 14.2, may be entitled under the articles of incorporation, regulations, or bylaws of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan and the Funding Agreement, or reasonably believed by such person or persons to be provided thereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person's or persons' gross negligence or willful misconduct.

14.6	Actions Binding

Subject to the provisions of Section 14.3, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Funding Agent, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Funding Agent.

ARTICLE XV
ADOPTION BY OTHER ENTITIES

15.1	Adoption by Affiliated Companies

An Affiliated Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption. Unless otherwise specified in the adoption instrument, for purposes of computing the Service and Average Annual Earnings of an Employee who is in the employ of the Employer on the effective date of the adoption, employment with and compensation from the Employer before the effective date of the adoption shall be treated as employment with and Earnings from an Employer. Unless otherwise specifically provided in the adoption instrument, for purposes of computing the Credited Service of an Employee, only employment with the Employer for periods on or after the effective date of the adoption shall be treated as employment with an Employer. Any Employer shall undertake to contribute its appropriate share, as determined by the Sponsor, of any contributions made to the Funding Agent hereunder. Notwithstanding the foregoing, however, any adoption of the Plan by an Employer shall be subject to the receipt of a determination from the Internal Revenue Service to the effect that with respect to such Employer the Plan meets the requirements for qualification under Code Section 401(a), and, should an adverse determination be issued by the Internal Revenue Service, the adoption of the Plan by said Employer shall be null and void and of no effect whatsoever.

15.2	Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XVI
AMENDMENT & TERMINATION OF PLAN

16.1	Sponsor's Right of Amendment

The Sponsor reserves the right at any time and from time to time, by means of a written instrument executed in the name of the Sponsor by its duly authorized representatives, to amend or modify the Plan and, to the extent provided therein, to amend or modify the Funding Agreement. No pension or other benefit granted prior to the time of any amendment or modification of the Plan shall be reduced, suspended, or discontinued as a result thereof, except to the extent necessary to enable the Plan to meet the requirements for qualification under the Code or the requirements of any governmental authority. Moreover, no such action shall operate to recapture for the Employers any contributions made to the Pension Fund, except as provided in Section 13.4 or Section 16.7.

16.2	Termination of the Plan

The Sponsor reserves the right, by means of a written instrument executed in the name of the Sponsor by its duly authorized representatives, at any time to terminate the Plan. In the event of termination, no further benefits shall accrue, no further contributions shall be made, except as may be required under Title IV of ERISA or Code Section 412, and all assets remaining in the Pension Fund, after provision has been made for payment of the expenses of administration and liquidation in connection with the termination, shall be allocated by the Funding Agent upon the advice of the Actuary, among the Participants and Beneficiaries of the Plan, in the following manner and order of precedence:

(a)	In the case of benefits payable as an annuity,

(1)
in the case of the benefit of a Participant or Beneficiary which was in pay status as of the beginning of the three-year period ending on the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least; and

(2)
in the case of a Participant's or Beneficiary's benefit (other than a benefit described in subparagraph (1) of this paragraph) which would have been in pay status as of the beginning of such three-year period if the Participant had retired prior to the beginning of such three-year period and if his benefits had commenced (in the normal form of annuity under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least.

For purposes of subparagraph (1) of this paragraph, the lowest benefit in pay status during a three-year period shall be considered the three-year benefit in pay status for such period.

(b)	Next,

(1)	to all other benefits, if any, of individuals under the Plan guaranteed under Title IV of ERISA (determined without regard to ERISA Section 4022(b)(5)); and

(2)	to the additional benefits, if any, which would be determined under subparagraph (1) of this paragraph if ERISA Section 4022(b)(6) did not apply.

For purposes of this paragraph, ERISA Section 4021 shall be applied without regard to subsection (c) thereof.

(c)	Next, to all nonforfeitable benefits under the Plan.

(d)	Last, to all other benefits under the Plan.

Notwithstanding any other provision of the Plan to the contrary, other than Sections 16.3 through 16.8, the amount allocated to any Participant under this Section 16.2 shall be fully vested and nonforfeitable. The Sponsor shall furnish all information reasonably required for the purposes of making such allocations. The Funding Agent shall implement the allocations determined under this Section among the persons for whose benefit such allocations are made through distribution of the assets of the Pension Fund, through application of the amounts allocated to the purchase from an insurance company of immediate or deferred annuities, or through creation of one or more new funds for the purpose of distributing the assets of the Pension Fund (to the extent so allocated), or by a combination of the foregoing.

16.3	Adjustment of Allocation

The amount allocated under any paragraph of Section 16.2 with respect to any benefit shall be properly adjusted for any allocations of assets with respect to that benefit under a prior paragraph of Section 16.2.

16.4	Assets Insufficient for Allocation

If the assets available for allocation under any paragraph of Section 16.2 (other than paragraphs (c) and (d) are insufficient to satisfy in full the benefits of all individuals which are described in that paragraph, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the date of termination of the Plan) of their respective benefits described in that paragraph.

16.5	Assets Insufficient for Allocation Under Paragraph (c) of Section 16.2

This Section applies if the assets available for allocation under paragraph (c) of Section 16.2 are not sufficient to satisfy in full the benefits of individuals described in such paragraph.

(a)
If this Section applies, except as provided in paragraph (b), the assets shall be allocated to the benefits of individuals described in paragraph (c) of Section 16.2 on the basis of the benefits of individuals which would have been described in such paragraph under the Plan as in effect at the beginning of the five-year period ending on the date of termination of the Plan.

(b)
If the assets available for allocation under paragraph (a) of this Section are sufficient to satisfy in full the benefits described in such paragraph (without regard to this paragraph (b)), then for purposes of paragraph (a), benefits of individuals described in such paragraph shall be determined on the basis of the Plan as amended by the most recent Plan amendment effective during such five-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in paragraph (a), and any assets remaining to be allocated under such paragraph (a) on the basis of the Plan as amended by the next succeeding Plan amendment effective during such period.

16.6	Allocations Resulting in Discrimination

If the Secretary of the Treasury determines that the allocation made pursuant to this Article (without regard to this Section) results in discrimination prohibited by Code Section 401(a)(4), then the assets allocated under paragraphs (b)(2), (c), and (d) of Section 16.2 shall be reallocated to the extent necessary to prevent the disqualification of the Plan (or any trust or annuity contract under the Plan) under Code Section 401(a).

16.7	Residual Assets

Subject to the provisions of Section 16.10, any residual assets of the Plan shall be distributable to the Employers if:

(a)	all liabilities of the Plan to Participants and their beneficiaries have been satisfied; and

(b)	the distribution does not contravene any provision of law.

16.8	Meanings of Terms

The terms used in Sections 16.2 through 16.7 shall have, where required, the same meaning as the same terms have as used in ERISA Section 4044; provided, however, that any term specifically defined in the Plan shall retain its meaning as defined thereunder.

16.9	Payments by the Funding Agent

The Funding Agent shall make the payments specified in a written direction of the Sponsor in accordance with the provisions of Section 16.2 until the same shall be superseded by a further written direction. The obligation of the Funding Agent to make any payment hereunder in all events shall be limited to the amount of the Pension Fund at the time any such payment shall become due.

16.10	Residual Assets Distributable to the Employers

Upon written notice from the Sponsor that any residual assets of the Plan are distributable to the Employers in accordance with the provisions of Section 16.7, then the Funding Agent shall pay over such residual assets, or an amount equal to the fair market value of that portion of such residual assets which are not so paid, to the Employers; provided, however, that, under no circumstances or conditions other than as set forth in this Section 16.10 and in Section 13.4, shall any contribution of the Employers, or any portion of the proceeds or avails thereof, ever revert, be paid, or inure to the benefit, directly or indirectly, of the Employers or any Affiliated Company; nor shall any portion of the principal or the income from the Pension Fund ever be used for or diverted to any purpose other than for the exclusive benefit of Participants and persons claiming under or through them pursuant to the Plan.

16.11	Withdrawal of an Employer

Each Employer shall have the right to withdraw from the Plan by action in accordance with its organizational authority, and by filing with the Sponsor written notice thereof, in which event the Employer shall cease to be an Employer for purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event it completely discontinues contributions to the Plan or it ceases to be an Affiliated Company.

If such withdrawal is for the purpose of establishing or merging with a separate plan which meets the requirements for qualification under applicable provisions of the Code, the portion of the assets of the Pension Fund which is applicable to the withdrawing Employer, as determined by the Sponsor upon the advice of the Actuary, on a fair and equitable basis, taking into account the contributions made by the Employer, benefit payments made with respect to its Employees and retired and former Employees, and other relevant factors, shall be transferred to and become a part of the trust fund or other financing medium maintained in connection with the separate plan, subject to the limitations on merger, consolidation, or transfers of Plan assets set forth in Section 17.5.

ARTICLE XVII
MISCELLANEOUS

17.1	No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement on the part of any person to continue his employment with his Employer, or as a commitment on the part of his Employer to continue the employment, compensation, or benefits of any person for any period, and all employees of an Employer shall remain subject to discharge, layoff, or disciplinary action to the same extent as if the Plan had never been put into effect.

17.2	Claims of Other Persons

Nothing in the Plan or Funding Agreement shall be construed as giving any Participant or any other person, firm, or corporation, any legal or equitable right as against the Employers, their officers, employees, or directors, or as against the Funding Agent, except such rights as are specifically provided for in the Plan or Funding Agreement or hereafter created in accordance with the terms and provisions of the Plan.

17.3	Governing Law

Except as provided under Federal law, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Texas.

17.4	Nonforfeitability of Benefits Upon Termination or Partial Termination

Notwithstanding any other provision of the Plan, in the event of the termination or a partial termination of the Plan, including the complete discontinuation of contributions to the Plan, the rights of all Employees who are affected by such termination to benefits accrued to the date of such termination, to the extent funded as of such date, shall be nonforfeitable.

17.5	Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

If another qualified plan merges or consolidates with the Plan, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other provisions that were available with respect to benefits accrued immediately prior to the transfer or merger under such other qualified plan and that may not be eliminated under Code Section 411(d)(6) shall continue to be available under the Plan with respect to the benefit that the Participant would have received immediately prior to such merger, consolidation or transfer of assets or liabilities.

17.6	Funding Agreement

The Funding Agreement and the Pension Fund maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Funding Agreement are hereby incorporated by reference into the Plan.

17.7	Benefit Offsets for Overpayments

If a Participant or Beneficiary receives benefits hereunder for any period in excess of the amount of benefits to which he was entitled under the terms of the Plan as in effect for such period, such overpayment shall be offset against current or future benefit payments, as applicable, until such time as the overpayment is entirely recouped by the Plan.

17.8	Internal Revenue Requirements

Notwithstanding any other provision of the Plan to the contrary, to conform to the requirements of U.S. Treasury Regulations, the benefit payable under the Plan shall be subject to the following limitations:

(a)	If the Plan is terminated, the benefit of any Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(b)
The annual payments in any one year to any of the 25 Highly Compensated Employees with the greatest compensation (hereinafter referred to as a "restricted employee") in the current or any prior year shall not exceed an amount equal to the payments that would be made on behalf of the restricted employee under (1) a straight life annuity that is the Actuarial Equivalent of the restricted employee's Accrued Benefit and other benefits to which the restricted employee is entitled under the Plan (other than a Social Security supplement), and (2) the amount of the payments the restricted employee is entitled to receive under a Social Security supplement. For purposes of this paragraph, "benefit" includes, among other benefits, loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the restricted employee's life. The foregoing provisions of this paragraph shall not apply, however, if:

(1)	After payment to a restricted employee of all benefits payable to the restricted employee under the Plan, the value of Plan assets equals or exceeds 110 percent of the value of "current liabilities" as defined in Code Section 412(l)(7), (each value being determined as of the same date in accordance with applicable Treasury regulations);

(2)	The value of the benefits payable under the Plan to or for a restricted employee is less than one percent of the value of current liabilities before distribution; or

(3)	The value of benefits payable under the Plan to or for a restricted employee does not exceed the amount described in Code Section 411(a)(11)(A).

17.9	Overall Permitted Disparity Limits

If an Employer or an Affiliated Company maintains another qualified plan, in no event shall the "overall permitted disparity limits" of Internal Revenue Service regulations Section 1.401(l)-5 be exceeded. The "annual" overall disparity limit of Section 1.401(l)-5(b) shall not be exceeded if the "total annual disparity fraction" determined as of the end of the Plan Year for each Participant who accrues a benefit under the Plan for the Plan Year does not exceed one. An Employee's "total annual disparity fraction" is the sum of the Employee's annual disparity fractions under all qualified plans maintained by an Employer or an Affiliated Company as determined under Internal Revenue Service regulations Sections 1.401(l)-5(b)(3) through 1.401(l)-5(b)(8) for the plan year ending in the current Plan Year.

The "cumulative" permitted disparity limit of Internal Revenue Service regulations Section 1.401(l)-5(c) shall not be exceeded if a Participant's "cumulative disparity fraction" does not exceed 35. A Participant's "cumulative disparity fraction" is the sum of the Participant's "total annual disparity fractions" attributable to the Participant's total years of service under all plans maintained by an Employer or an Affiliated Company.

17.10	Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u).

ARTICLE XVIII
TOP-HEAVY PROVISIONS

18.1	Top-Heavy Plan Definitions

For purposes of this Article, the following terms have the following meanings.

(a)
The "compensation" of an Employee means compensation as defined in Code Section 415 and regulations issued thereunder. In no event, however, shall the compensation of a Participant taken into account under the Plan for any Plan Year exceed (1) $200,000 for Plan Years beginning prior to January 1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1, 1994. The limitations set forth in the preceding sentence shall be subject to adjustment annually as provided in Code Section 401(a)(17)(B) and Code Section 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year.

(b)	The "determination date" with respect to any Plan Year means the last day of the immediately preceding Plan Year.

(c)
Effective for Plan Years beginning after December 31, 2001, a "key employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the "determination date" was an officer of an Employer or an Affiliated Company having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a five-percent owner of an Employer or an Affiliated Company, or a one-percent owner of an Employer or an Affiliated Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a "key employee" will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(d)	A "non-key employee" means any Employee who is not a key employee.

(e)
A "permissive aggregation group" means those plans included in an Employer's required aggregation group together with any other plan or plans of the Employer or an Affiliated Company so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

(f)
A "required aggregation group" means the group of tax-qualified plans maintained by an Employer or an Affiliated Company consisting of each plan in which a key employee participates and each other plan which enables a plan in which a key employee participates to meet the requirements of Code Section 401(a)(4) or Code Section 410, including any plan that terminated within the five-year period ending on the relevant determination date.

(g)
A "super top-heavy group" with respect to a particular Plan Year means a required or permissive aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in paragraph (j) of this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition.

(h)
A "super top-heavy plan" with respect to a particular Plan Year means a plan that, as of the determination date, would qualify as a top-heavy plan under the definition in paragraph (k) of this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition. A plan is also a super top-heavy plan if it is part of a super top-heavy group.

(i)
The "testing period" means the period of consecutive years of service, not in excess of five, during which an Employee has the greatest aggregate compensation from his Employer, excluding, however, any year which ends in a Plan Year beginning prior to January 1, 1984, as well as any Plan Year which begins after the close of the last Plan Year in which the Plan was a top-heavy plan.

(j)
A "top-heavy group" with respect to a particular Plan Year means a required or permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

(k)
A "top-heavy plan" with respect to a particular Plan Year means (i) in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) for key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of the cumulative accrued benefits to be determined under the accrual method uniformly used under all plans maintained by his Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(c), (ii), in the case of a defined contribution plan, a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants covered under the plan, with the accounts valued as of the most recent valuation date coinciding with or preceding the determination date, and (iii) any plan included in a required aggregation group that is a top-heavy group.

Effective for Plan Years beginning after December 31, 2001, the present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period". The accrued benefits and accounts of any individual who has not performed services for an Employer or an Affiliated Company during the one-year period ending on the determination date shall not be taken into account.

Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group which is not a top-heavy group, such plan shall not be a top-heavy plan. For purposes of this Article, the present value of the cumulative accrued benefits under the Plan shall be determined as of the date Plan costs for minimum funding purposes are computed, and shall be calculated using the actuarial assumptions otherwise employed under the Plan for actuarial valuations, except that the same actuarial assumptions shall be used for all plans within a required or permissive aggregation group.

18.2	Applicability of Top-Heavy Plan Provisions

Notwithstanding any other provision of the Plan to the contrary, if the Plan is deemed to be a top-heavy plan for any Plan Year, the provisions contained in this Article with respect to vesting and benefit accrual shall be applicable with respect to such Plan Year. If the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined no longer to be a top-heavy plan, the vesting and benefit accrual provisions specified elsewhere in the Plan shall again become applicable as of such subsequent determination date; provided, however, that in the event such prior vesting provisions do again become applicable, (i) the nonforfeitable accrued benefit of any Participant or Beneficiary shall not be reduced and (ii) any Participant with three years of service may elect to continue to have his nonforfeitable interest in his Accrued Benefit determined in accordance with the vesting schedule specified in Section 18.3.

18.3	Top-Heavy Vesting

If the Plan is determined to be a top-heavy plan, an Employee's nonforfeitable right to a percentage of the accrued portion of his monthly normal retirement benefit shall be determined no less rapidly than in accordance with the following vesting schedule.

Years of Service	Vested Interest
less than 2	0%
2, but less than 3	20%
3, but less than 4	40%
4, but less than 5	60%
5 or more	100%

18.4	Minimum Top-Heavy Benefit

If the Plan is determined to be a top-heavy plan, the annual normal retirement benefit of an Employee who is a non-key employee and who is eligible therefore, payable in the form of a single life annuity beginning at his Normal Retirement Date, shall not be less than such Employee's average compensation for years in the testing period multiplied by the lesser of:

(a)	Two percent multiplied by his years of Service; or

(b)	20 percent.

For purposes of this Article, "years of Service" shall only include years of Service completed after December 31, 1983, but shall not include any such year of Service with an Employer if the Plan was not a top-heavy plan with respect to the Plan Year ending within such year of Service. For purposes of satisfying the minimum benefit requirements of Code Section 416(c)(1) and the Plan, in determining years of Service with an Employer or an Affiliated Company, any Service with the Employer or Affiliated Company shall be disregarded to the extent that such Service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no key employee or former key employee.

Any minimum benefit required by this Section 18.4 shall be made without regard to the number of Hours of Service credited to an Employee for a Plan Year and without regard to any Social Security contribution made by his Employer on behalf of the Employee and without regard to whether the non-key employee was employed on a specific date. In the event the Plan is part of a required aggregation group in which another top-heavy plan is included, non-key employees who are also covered under such other top-heavy plan shall not receive minimum top-heavy benefits under both top-heavy plans. Such non-key employees shall receive the minimum top-heavy benefit provided under the Plan in lieu of the minimum top-heavy benefit or allocation provided under such other top-heavy plan.

* * *

EXECUTED AT Houston, Texas, this 25th day of April, 2003.

WEINGARTEN REALTY INVESTORS

By: /s/ John Stacy
       John Stacy
Title: